UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported) — March 23, 2016

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, New York 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01. Entry Into a Material Agreement.

Indenture

On March 23, 2016, MDC Partners Inc. (“MDC” or the “Company”) entered into an indenture (the “Indenture”) among MDC, its existing and future restricted subsidiaries that guarantee, or are co-borrowers under or grant liens to secure, MDC’s senior secured revolving credit facility, dated March 20, 2013 (the “Facility”), as guarantors (the “Guarantors”) and The Bank of New York Mellon, as trustee, relating to the issuance by MDC of its 6.50% Senior Notes due 2024 (the “Notes”). The Notes bear interest at a rate of 6.50% per annum, accruing from March 23, 2016. Interest is payable semiannually in arrears in cash on May 1 and November 1 of each year, beginning on November 1, 2016. The Notes will mature on May 1, 2024, unless earlier redeemed or repurchased.

The Notes are guaranteed on a senior unsecured basis by all of MDC’s existing and future restricted subsidiaries that guarantee, or are co-borrowers under or grant liens to secure, the Facility. The Notes are unsecured and unsubordinated obligations of MDC and rank (i) equally in right of payment with all of MDC’s or any Guarantor’s existing and future senior indebtedness, (ii) senior in right of payment to MDC’s or any Guarantor’s existing and future subordinated indebtedness, (iii) effectively subordinated to all of MDC’s or any Guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness, including the Facility, and (iv) structurally subordinated to all existing and future liabilities of MDC’s subsidiaries that are not Guarantors.

MDC may, at its option, redeem the Notes in whole at any time or in part from time to time, on and after May 1, 2019 at a redemption price of 104.875% of the principal amount thereof if redeemed during the twelve-month period beginning on May 1, 2019, at a redemption price of 103.250% of the principal amount thereof if redeemed during the twelve-month period beginning on May 1, 2020, at a redemption price of 101.625% of the principal amount thereof if redeemed during the twelve-month period beginning on May 1, 2021 and at a redemption price of 100.000% of the principal amount thereof if redeemed on May 1, 2022 and thereafter.

Prior to May 1, 2019, MDC may, at its option, redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make whole” premium (as described in the Indenture) and accrued and unpaid interest. MDC may also redeem, at its option, prior to May 1, 2019, up to 35% of the Notes with the net proceeds from one or more equity offerings at a redemption price of 106.5% of the principal amount thereof.

If MDC experiences certain kinds of changes of control (as defined in the Indenture), holders of the Notes may require MDC to repurchase any Notes held by them at a price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest. In addition, if MDC sells assets under certain circumstances, it must offer to repurchase the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. MDC may also redeem all, but not a portion, of the Notes in the event of changes affecting withholding taxes that would require MDC to pay “additional amounts” (as described in the Indenture) to holders of the Notes.

The Indenture includes covenants that, among other things, restrict MDC’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to incur or guarantee additional indebtedness; pay dividends on or redeem or repurchase the capital stock of MDC; make certain types of investments; create restrictions on the payment of dividends or other amounts from MDC’s restricted subsidiaries; sell assets; enter into transactions with affiliates; create liens; enter into sale and leaseback transactions; and consolidate or merge with or into, or sell substantially all of MDC’s assets to, another person. These covenants are subject to a number of important limitations and exceptions. The Notes are also subject to customary events of default, including cross-payment default and cross-acceleration provisions.

2

Amendment to Senior Secured Revolving Credit Facility

On March 23, 2016, MDC entered into a consent and amendment (the “Amendment”) to the Facility, among the Company, Maxxcom Inc., as the borrower, and the agents and lenders party thereto. The Amendment, among other things, increases the amount of senior unsecured notes the Company is permitted to incur to $925 million from $800 million.

The foregoing descriptions of the Indenture and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed hereto as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Certain Relationships

The initial purchasers of the Notes, the financial institutions party to the Facility and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for MDC and its affiliates, for which they receive customary fees.

Item 1.02. Termination of Material Definitive Agreement.

On March 23, 2016, upon depositing $786.7 million of the net proceeds from the offering as described in Item 8.01 below with the trustee for MDC’s 6.75% senior notes due 2020 (the “Existing Notes”) in connection with MDC’s anticipated redemption of all $735.0 million aggregate principal amount of its Existing Notes, MDC satisfied and discharged the indenture governing the Existing Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above under Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On March 23, 2016, MDC issued a press release announcing the completion of its offering, in a private placement, of the Notes. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

3

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of March 23, 2016, among the Company, the Guarantors and The Bank of New York Mellon, as trustee.
4.2	Form of 6.50% Senior Note due 2024 (included in Exhibit 4.1).
10.1	Consent and Fifth Amendment, with an effective date of March 23, 2016, to the Amended and Restated Credit Agreement, dated as of March 20, 2013, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto.
99.1	Text of press release issued by the Company on March 23, 2016 regarding the completion of the private placement of the Notes.

4

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: March 23, 2016

MDC Partners Inc.

By: /s/ Mitchell Gendel

Name: Mitchell Gendel

Title: General Counsel & Corporate Secretary

5